Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact: Andrew Regrut
(614) 278-7209
aregrut@biglots.com

Big Lots Provides Business Update

Second Quarter Comparable Sales Expected to be Up Mid-to-High Twenties

Adjusted EPS Expected to be Approximately $2.50 to $2.75

COLUMBUS, June 26, 2020 -- Big Lots, Inc. (NYSE: BIG) today provided a business update on its expected results for the second quarter of fiscal 2020. The company has seen a continuation of the strong demand that began in mid-April, with quarter-to-date comparable sales through fiscal June increasing well ahead of expectations. For the second quarter of fiscal 2020, the company now expects comparable sales to be up by a mid-to-high twenties percentage, which reflects anticipated moderation from quarter-to-date trends. The company expects adjusted diluted EPS, which excludes a gain of approximately $11.00 per share on the sale of its four distribution centers as part of the previously announced sale/leaseback transactions, to be in the range of $2.50 to $2.75, compared to $0.53 of adjusted diluted EPS for the second quarter of fiscal 2019. The outlook reflects an expected gross margin rate above last year and continued strong control of expenses, notwithstanding the inclusion of additional costs related to COVID-19.

With these positive business trends, and the recent closure of the sale/leaseback transactions, the company is in a very strong liquidity position, with current cash and short-term investments of approximately $890 million, and no amounts drawn on its $700 million revolving credit facility. The company’s cash position does not yet reflect expected tax payments of approximately $170 million related to the sale/leaseback transactions. In addition, the company’s cash position has been positively impacted by low inventory levels due to strong sales trends.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “We are very pleased with our quarter-to-date performance and our outlook for the full quarter. Our assortment continues to resonate across all of our merchandise categories, while we continue to grow our customer base and accelerate sign-ups to our Big Rewards program. I could not be prouder of the incredible job our team continues to do in adapting and responding to the unprecedented challenges from the COVID-19 crisis. Our number one priority remains serving customers and communities in a safe and healthy environment. Looking forward, our strong performance over the past few months gives us growing confidence that we are well positioned to navigate through the upcoming quarters and beyond. In addition, our strong liquidity position will support our ability to return cash to shareholders through share repurchases, while continuing to invest in high-return growth initiatives under Operation North Star.”

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a discount retailer operating 1,401 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. The company's mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a "best places to work" culture for associates, rewarding shareholders with consistent growth and top tier returns, and doing good in communities as the company does well. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.